Southern Union Company
2010 Financial Outlook
March 1, 2010

  Forward-Looking Statements
  Company Facts
  2010 Financial Outlook
  EPS Reconciliation
  2010 Consolidated Adjusted EBITDA
  2010 Adjusted Segment EBITDA
  2010 Adjusted EBITDA by Segment
  2010 Net Capital Expenditure Guidance
  SUG General Assumptions
  Gathering & Processing Assumptions
  Reg. G Reconciliation
  Reg. G Reconciliation - continued